UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2023

CHINA DE XIAO QUAN CARE GROUP CO., LTD

(Exact name of registrant as specified in its charter)

Nevada	333-182761	38-3870905
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

42 Mott Street, 4th Floor

New York, NY, 10013

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: 86-1370164788

NHALE, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CDXQ	OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 27, 2023, China De Xiao Quan Care Group Co., Ltd (“CDXQ”) entered into a Non-Binding Letter of Intent (the “LOI”) in which the Company would acquire all of the issued and outstanding securities of China Care Holding Group Inc, a Cayman corporation (“China Care”).

The LOI contemplates the acquisition of China Care, by CDXQ. China Care, which owns and operates Jiangsu De Xiao Quan Technology Group, a pioneer in elderly caring industry, combining new generation of cloud intelligence with human-focused management. The company has self-developed an intelligent caring system based on big data analysis and artificial intelligence, strengthening better care and tracking management for the elderly. The LOI was entered into following arm’s length negotiations.

The LOI proposes that CDXQ would acquire 51% of the issued and outstanding stock of China Care in exchange for the newly issued CDXQ stock issuance to the shareholders of 70 million shares of newly issued unregistered shares of common stock, par value $0.0001 per share, with no expiration date on the conversion.

Completion of the transaction is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction and employment agreements, satisfaction of the conditions negotiated therein and approval of the transaction by CDXQ’s board of directors, and all applicable state and federal law. No assurance can be given that the parties will be able to negotiate and execute a definitive agreement or that the transactions herein contemplated will close. CDXQ will file notice of such agreement with the Securities and Exchange Commission on form 8-K when and if any such agreement is reached.

Statements contained in this Current Report on Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results expressed or implied by such forward-looking statements not to occur or be realized. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “project”, “expect”, “believe”, “estimate”, “anticipate”, “contemplate”, “propose”, “intend”, “continue” or similar terms, variations of those terms or the negatives of those terms or other variations of those terms or comparable words or expressions.

Item 9.01 Financial Statements and Exhibits

99.2	Letter of Intent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2023

By: /s/ Dr. Yang, Chong Yi
Name: Dr. Yang, Chong Yi Title: Chief Executive Officer

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